Exhibit 99.1

News Release	Marshall & Ilsley Corporation 770 North Water Street/Milwaukee, Wisconsin 53202

For release:	Immediately

For further information:	Mark Furlong, president M&I Marshall & Ilsley Bank, (414) 765-8052
Don Wilson, senior vice president, corporate treasurer, (414) 765-8043

MARSHALL & ILSLEY CORPORATION ANNOUNCES THIRD QUARTER RESULTS

John M. Presley to Join M&I October 18 as Chief Financial Officer

Milwaukee, Wis. – Oct. 13, 2004 – Marshall & Ilsley Corporation (NYSE: MI) today reported 2004 third quarter net income of $0.69 per diluted share, or $155.4 million, as compared to $0.61 per diluted share, or $140.3 million, in the third quarter of 2003. Third quarter net income per share increased 13.1 percent over the same period in 2003.

Net income for the nine months ended September 30, 2004 was $453.3 million, or $2.01 per diluted share, compared to $403.0 million, or $1.77 per diluted share, in the nine months ended September 30, 2003.

Return on average assets based on net income for the third quarter was 1.63 percent, as compared to 1.66 percent for the same period in 2003.  Return on average equity based on net income was 17.58 percent this quarter as compared to 16.92 percent for the third quarter of 2003.

The Corporation’s provision for loan and lease losses was $6.9 million in the third quarter of 2004, versus $7.9 million in the same period last year.  Net charge-offs for the period were $6.7 million, or 0.10 percent of total average loans and leases outstanding this quarter, and $7.9 million a year ago or 0.13 percent of total average loans and leases.  At September 30, 2004, the allowance for loan and lease losses was 1.27 percent of total loans and leases, compared to 1.41 percent a year earlier.  Nonperforming loans and leases were 0.51 percent of total loans and leases at September 30, 2004, and 0.76 percent at September 30, 2003.

Assets at September 30, 2004 were $39.0 billion, compared to $33.7 billion at September 30, 2003.  Book value per share was $16.19 at September 30, 2004, compared to $14.84 for the same date a year ago.  Total loans and leases were $28.1 billion, compared to $24.6 billion at September 30, 2003.

John M. Presley to Join M&I October 18 as Chief Financial Officer

The Corporation has also announced John M. Presley will join Marshall & Ilsley Corporation as Senior Vice President and Chief Financial Officer on Monday, October 18.  Presley’s appointment was announced in August of this year.  He succeeds Mark F. Furlong who became President of M&I Marshall & Ilsley Bank on July 1, 2004.  Presley previously served as Chief Financial Officer of National Commerce Financial Corporation in Memphis, Tennessee.

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $39.0 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank has the largest banking presence in Wisconsin with 197 offices throughout the state. In addition, M&I has 32 locations throughout Arizona; 11 offices in metropolitan Minneapolis/St. Paul, Minn.; and, locations in Duluth, Minn.; Las Vegas, Nev.; and, Naples and Bonita Springs, Fla. M&I’s Southwest Bank affiliate has six offices in the St. Louis area and one office in Belleville, Ill. Metavante Corporation, Marshall & Ilsley Corporation’s wholly owned technology subsidiary, provides virtually all of the technology an organization needs to offer financial services. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

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This press release contains forward-looking statements concerning M&I’s future operations and financial results.  Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) the factors identified in M&I’s Annual Report on Form 10-K for the year ended December 31, 2003 under the heading Forward-Looking Statements” which factors are incorporated herein by reference, and (ii) such other factors as may be described from time to time in M&I’s SEC filings.

Note:

Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. central daylight time Wednesday, October 13, regarding third quarter earnings.  For those interested in listening, please call 1-800-243-6403 and ask for M&I’s quarterly earnings release conference call.  If you are unable to join us at this time, a replay of the call will run through October 20, 5:00 p.m. central daylight time by calling 1-800-839-6713 and entering passcode 666 28 25 to listen.

Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:00 a.m. on October 13.

M&I Corporation
Financial Information
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	Percent	September 30,	September 30,	Percent
	2004	2003	Change	2004	2003	Change
PER SHARE DATA
Diluted:
Net Income	$0.69	$0.61	13.1%	$2.01	$1.77	13.6%
Income as Adjusted (a)	0.69	0.61	13.1	2.01	1.77	13.6
Basic:
Net Income	0.70	0.62	12.9	2.04	1.78	14.6
Income as Adjusted (a)	0.70	0.62	12.9	2.04	1.79	14.0
Dividend Declared	0.210	0.180	16.7	0.600	0.520	15.4
Book Value	16.19	14.84	9.1	16.19	14.84	9.1
Shares Outstanding (millions):
Average - Diluted	226.2	228.9	-1.2	225.9	228.3	-1.1
End of Period	223.1	226.1	-1.3	223.1	226.1	-1.3

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$289.3	$266.6	8.5%	$867.8	$810.9	7.0%
Provision for Loan and Lease Losses	6.9	7.9	-12.7	25.1	53.2	-52.8

Data Processing Services	239.0	166.3	43.7	622.4	481.4	29.3
Item Processing	10.3	11.2	-8.0	32.6	31.0	5.2
Trust Services	37.5	32.0	17.2	111.7	93.3	19.7
Service Charge on Deposits	25.0	25.4	-1.6	75.6	76.8	-1.6
Mortgage Banking	8.9	24.2	-63.2	27.5	63.5	-56.7
Net Investment Securities Gains (Losses)	0.5	16.7	n.m.	-	15.7	n.m.
All Other	46.7	49.2	-5.1	141.5	148.5	-4.7
Total Non-Interest Revenues	367.9	325.0	13.2	1,011.3	910.2	11.1

Salaries and Employee Benefits	231.5	199.4	16.1	647.3	587.4	10.2
Occupancy and Equipment	50.8	40.3	26.1	142.6	133.0	7.2
Intangible Amortization	8.3	3.4	144.1	19.2	17.8	7.9
Other	117.5	166.9	-29.6	336.0	340.5	-1.3
Total Non-Interest Expenses	408.1	410.0	-0.5	1,145.1	1,078.7	6.2

Tax Equivalent Adjustment	8.2	7.9	3.8	24.0	23.8	0.8
Pre-Tax Earnings	234.0	165.8	41.1	684.9	565.4	21.1
Income Taxes	78.6	25.5	208.2	231.6	160.9	43.9

Income as Adjusted (a)	155.4	140.3	10.8	$453.3	$404.5	12.1

Adjustments (a)	0.0	0.0	n.m.	0.0	(1.5)	n.m.
Net Income	$155.4	$140.3	10.8%	$453.3	$403.0	12.5%

KEY RATIOS

Net Interest Margin(FTE) / Avg. Earning Assets	3.42%	3.53%		3.57%	3.65%
Interest Spread (FTE)	3.11	3.21		3.27	3.33

Efficiency Ratio	62.2	69.4		61.0	62.7
Efficiency Ratio without Metavante	49.0	60.6		49.0	52.5

Return on Assets	1.63	1.66		1.67	1.63
Return on Equity	17.58	16.92		17.64	16.85
Return on Assets - Income as Adjusted (a)	1.63	1.66		1.67	1.63
Return on Equity - Income as Adjusted (a)	17.58	16.92		17.64	16.91

Equity / Assets (End of Period)	9.21	9.89		9.21	9.89

Notes: (a) See reconciliation of Income as Adjusted to Net Income.

M&I Corporation
Financial Information
(unaudited)

	As of
	September 30,	September 30,	Percent
ASSETS ($millions)	2004	2003	Change
Cash & Due From Banks	$887	$866	2.4%
Trading Securities	36	40	-10.0
Short - Term Investments	162	213	-23.9
Investment Securities	6,079	5,497	10.6
Loans and Leases:
Commercial Loans & Leases	8,326	7,279	14.4
Commercial Real Estate	9,127	8,074	13.0
Residential Real Estate	3,995	2,921	36.8
Home Equity Loans & Lines	5,033	4,187	20.2
Personal Loans and Leases	1,664	2,174	-23.5
Total Loans and Leases	28,145	24,635	14.2
Reserve for Loan & Leases Losses	(358)	(348)	2.9
Premises and Equipment, net	461	435	6.0
Goodwill and Intangibles	2,042	1,082	88.7
Other Assets	1,526	1,329	14.8
Total Assets	$38,980	$33,749	15.5%

LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$4,753	$4,682	1.5%
Bank Issued Interest Bearing Activity	9,835	9,912	-0.8
Bank Issued Time	3,529	3,307	6.7
Total Bank Issued Deposits	18,117	17,901	1.2
Wholesale Deposits	6,769	4,408	53.6
Total Deposits	24,886	22,309	11.6
Short - Term Borrowings	4,622	4,366	5.9
Long - Term Borrowings	4,486	2,694	66.5
Other Liabilities	1,398	1,043	34.0
Shareholders' Equity	3,588	3,337	7.5
Total Liabilities & Shareholders' Equity	$38,980	$33,749	15.5%

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	Percent	September 30,	September 30,	Percent
	2004	2003	Change	2004	2003	Change
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$853	$742	15.0%	$809	$751	7.7%
Trading Securities	23	27	-14.8	23	23	0.0
Short - Term Investments	166	260	-36.2	181	267	-32.2
Investment Securities	5,935	5,157	15.1	5,819	5,152	12.9
Loans and Leases:
Commercial Loans & Leases	8,191	7,304	12.1	7,864	7,320	7.4
Commercial Real Estate	8,926	8,000	11.6	8,611	7,817	10.2
Residential Real Estate	3,794	2,961	28.1	3,509	2,885	21.6
Home Equity Loans and Lines	4,894	4,100	19.4	4,674	4,074	14.7
Personal Loans and Leases	1,695	2,231	-24.0	1,824	2,205	-17.3
Total Loans and Leases	27,500	24,596	11.8	26,482	24,301	9.0
Reserve for Loan & Leases Losses	(362)	(352)	2.8	(359)	(347)	3.5
Premises and Equipment, net	458	438	4.6	444	441	0.7
Goodwill and Intangibles	1,821	1,083	68.1	1,367	1,087	25.8
Other Assets	1,622	1,489	8.9	1,584	1,452	9.1
Total Assets	$38,016	$33,440	13.7%	$36,350	$33,127	9.7%

Memo:
Average Earning Assets	$33,624	$30,040		$32,505	$29,743
Average Earning Assets Excluding Investment Securities
Unrealized Gains/Losses	$33,616	$29,991		$32,467	$29,672

AVG LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$4,638	$4,349	6.6%	$4,490	$4,096	9.6%
Bank Issued Interest Bearing Activity	9,913	10,072	-1.6	9,967	10,081	-1.1
Bank Issued Time	3,458	3,324	4.0	3,314	3,436	-3.6
Total Bank Issued Deposits	18,009	17,745	1.5	17,771	17,613	0.9
Wholesale Deposits	6,625	4,410	50.2	5,786	4,205	37.6
Total Deposits	24,634	22,155	11.2	23,557	21,818	8.0
Short - Term Borrowings	2,494	3,102	-19.6	3,058	3,304	-7.4
Long - Term Borrowings	5,900	3,776	56.3	4,952	3,725	32.9
Other Liabilities	1,470	1,117	31.6	1,350	1,083	24.7
Shareholders' Equity	3,518	3,290	6.9	3,433	3,197	7.4
Total Liabilities & Shareholders' Equity	$38,016	$33,440	13.7%	$36,350	$33,127	9.7%

Memo:
Average Interest Bearing Liabilities	$28,390	$24,684		$27,077	$24,751

M&I Corporation
Financial Information
(unaudited)
	Three Months Ended			Nine Months Ended
	September 30,	September 30,	Percent	September 30,	September 30,	Percent
	2004	2003	Change	2004	2003	Change
CREDIT QUALITY (a)

Net Charge-Offs ($millions)	$6.7	$7.9	-15.2%	$16.6	$43.5	-61.8%
Net Charge-Offs / Average Loans & Leases	0.10%	0.13%		0.08%	0.24%
Loan and Lease Loss Reserve ($millions)	$358.1	$348.1	2.9%	$358.1	$348.1	2.9%
Loan and Lease Loss Reserve / Period-End Loans & Leases	1.27%	1.41%		1.27%	1.41%
Non-Performing Loans & Leases (NPL)($millions)	$142.5	$187.3	-23.9%	$142.5	$187.3	-23.9%
NPL's / Period-End Loans & Leases	0.51%	0.76%		0.51%	0.76%
Loan and Lease Loss Reserve / Non-Performing Loans & Leases	251%	186%		251%	186%

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans & Leases	4.82%	4.55%		4.70%	4.64%
Commercial Real Estate	5.38	5.50		5.36	5.73
Residential Real Estate	5.48	5.72		5.49	6.05
Home Equity Loans and Lines	5.15	5.49		5.24	5.75
Personal Loans and Leases	5.09	5.23		5.07	5.50
Total Loans and Leases	5.17	5.22		5.14	5.42
Investment Securities	4.99	4.27		4.95	4.89
Short - Term Investments	1.55	0.81		1.20	0.99
Interest Income(FTE) / Avg. Interest Earning Assets	5.12%	5.02%		5.08%	5.29%
Interest Bearing Deposits:
Bank Issued Interest Bearing Activity	0.79%	0.64%		0.68%	0.79%
Bank Issued Time	2.47	2.42		2.41	2.55
Total Bank Issued Deposits	1.23	1.08		1.12	1.24
Wholesale Deposits	1.96	1.42		1.77	1.61
Total Interest Bearing Deposits	1.47	1.16		1.31	1.32
Short - Term Borrowings	2.29	2.51		1.94	2.54
Long - Term Borrowings	3.69	4.27		3.66	4.49
Interest Expense / Avg. Interest Bearing Liabilities	2.01%	1.81%		1.81%	1.96%
Net Interest Margin(FTE) / Avg. Earning Assets	3.42%	3.53%		3.57%	3.65%
Interest Spread (FTE)	3.11%	3.21%		3.27%	3.33%

Notes: (a) Includes Loans past due 90 days or more
(b) Based on average balances excluding fair value adjustments for available for sale securities.

Reconciliation of Income as Adjusted to Net Income

Income as Adjusted	$155.4	$140.3		$453.3	$404.5

Acquisition and Transition Related
Charges - Metavante	0.0	0.0		0.0	(1.5)

Net Income	$155.4	$140.3		$453.3	$403.0